Exhibit 99.1

Port of Ensenada to use Bulldog’s RoadBOSS GTS for Container Security in Shipments Headed for the US

RICHMOND, British Columbia, April 25, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), the premier provider of wireless security solutions and sensor networks that monitor, track and secure assets in the global supply chain reports of an independent article in the Mexico City T21.biz® magazine (Transport 21st Century). The article outlines the adoption of Bulldog’s RoadBOSS GTS Global Tracking Seal by the Port of Ensenada, located 110 kilometers south of the United States border.

OriginalSource:

http://www.transportesxxi.com/Snoticias/titulo_1/titulo_1.php?outside_link=1&date=16/2/2006&time=6:19%20am

Mr. Carlos Jaúregui, General Director of the Port of Ensenada administration, said that they have identified Bulldog as a company that has a proven technology providing guaranteed security for containers in transit, outbound from the Port of Ensenada to the US border. Jaúregui added, “In the first year of operations the trailers could be moving around 10% of the 95,000 containers that the port expects to serve. In the following five or six years, Bulldog’s penetration can reach up to 40 to 50% of the containers that the port processes each year. They will start running the trailers in the multimodal corridor from Ensenada to the US Customs border posts of Tijuana, Tecate and Mexicali.  Ensenada is a Mexican Pacific port seen by certain shippers as an alternative to the congestion problems that the Californian ports of Long Beach and Los Angeles are facing in regards of the container traffic.

Mr. John Cockburn, Bulldog’s CEO said, “The Port of Ensenada’s approval of Bulldog’s product is further proof that we are on our way to becoming a market leader in international supply chain security. The Mexican, US border is one of the busiest in the world, with over 4.5 million truck and 305,000 rail containers crossing per year. The potential in this market alone is enormous, and with our international marketing plan underway, this equates to only one of many huge opportunities open to Bulldog.”

The RoadBOSS GTS Global Tracking Seal is the next generation of Bulldog Technologies’ layered wireless security solutions. Incorporating an electronic seal with GPS and GSM/GPRS communications, the RoadBOSS GTS provides an unparalleled security layer and monitoring capabilities to any container or trailer. The RoadBOSS GTS allows the user to positively monitor and secure trailers and containers through real time notification of illicit breach of seal, unauthorized movement, route tracing, and automatic notification of arrival at it’s destination via email or text messaging service. Use of the RoadBOSS GTS in cooperation with local governments may allow the receiver to obtain priority clearance through customs when importing international cargo. The RoadBOSS GTS automatically activates the instant it is snapped on the locking bars, and immediately provides full visibility and protection of your cargo until its authorized removal.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover cargo in their supply chains. The Company is public and trades on the US OTC market under the symbol BLLD. It counts as its customers some of the world’s best known and respected brand names and service providers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, are processed and re-distributed to final destinations.

For further information, visit Bulldog on the Web at www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.

Jan Roscovich

(604) 271-8656

Email: jroscovich@bulldog-tech.com

Investor Contact:

Empire Relations Group Inc.

Kenneth Maciora

(516) 750-9719

Email: info@empirerelations.com

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